Exhibit 99.2

Cash America Announces the Filing of an Application for the Withdrawal of the Registration Statement of Its Wholly-Owned Subsidiary Enova International, Inc.

FORT WORTH, Texas--(BUSINESS WIRE)--July 26, 2012--Cash America International, Inc. (NYSE: CSH) (“Cash America”) today announced that its board of directors has unanimously approved the withdrawal of Enova International, Inc.’s (“Enova”) Registration Statement on Form S-1, together with all exhibits and the amendments thereto (collectively, the “Registration Statement”). The Registration Statement was initially filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2011 in connection with a proposed initial public offering (“IPO”) of Enova’s common stock. The Registration Statement has not been declared effective by the SEC, and no securities have been sold in connection with the offering pursuant to the Registration Statement. Enova filed its Application for Withdrawal of Registration Statement with the SEC on July 25, 2012.

Commenting on the withdrawal of Enova’s Registration Statement, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “While it is disappointing that the volatility in the IPO market did not provide us with the window of opportunity we desired to launch the Enova IPO, our Board is very happy continuing to operate Enova as a wholly-owned subsidiary of Cash America. Enova, which comprises our e-commerce segment, continues to grow at very impressive rates as it expands internationally and deploys innovative new consumer credit products in the U.S. We continue to believe this business has an exciting future.”

The Company also reported that it had deferred costs of $3.0 million directly related to the proposed Enova IPO as of the end of June 30, 2012. These expenses will be recognized in the third quarter and reflected in the Company’s third quarter results ended September 30, 2012. Management estimates that the after tax impact on earnings of these costs will be approximately $1.9 million, or 6 cents per share.

About the Company

As of June 30, 2012, Cash America International, Inc. had 1,086 total locations offering specialty financial services to consumers, which include 790 lending locations (including one unconsolidated franchised location) operating in 23 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Pawn X-Change,” “Cash America Payday Advance,” and “Cashland,” and 195 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 95 unconsolidated franchised and six Company-owned check cashing centers operating in 16 states in the United States under the name “Mr. Payroll” as of June 30, 2012. Additionally, as of June 30, 2012, the Company offered consumer loans over the Internet to customers in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com,in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.primaryinnovations.net

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the anticipated regulation of consumer financial products and services by the Consumer Financial Protection Bureau; acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products; risks related to the Company’s previously announced proposed initial public offering of Enova; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company's services and the continued acceptance of the online distribution channel by the Company’s online loan customers; fluctuations in the price of gold or a deterioration in economic conditions; changes in competition; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company’s arbitration agreements; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; security breaches, cyber attacks or fraudulent activity; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100